Exhibit 31.1

I, Robert K. Grunewald, certify that:

1.       I have reviewed this Annual Report on Form 10-K/A for the annual period ended December 31, 2019 of Flat Rock Capital Corp.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020	/s/ Robert K. Grunewald
Robert K. Grunewald Chief Executive Officer (Principal Executive Officer)